Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Elizabeth A. Schroeder, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                The annual report on Form 10-K of Tuesday Morning Corporation for the period ended December 31, 2006 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: March 15, 2007	By:	/s/ ELIZABETH A. SCHROEDER
Elizabeth A. Schroeder
Chief Financial Officer